Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment”) is effective on June 6, 2020 (the “Effective Date”), by and between Oragenics, Inc., a Florida corporation (the “Company”), and Alan Joslyn (the “Executive”) (Company and Executive may be referred to hereinafter individually, as a “Party” or collectively, as the “Parties”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement on June 6, 2016 and on June 6, 2018 the Parties entered into that certain First Amendment to Employment Agreement to extend the term thereof for an additional two year period ending on June 6, 2020 (collectively the “Agreement”);

WHEREAS, the Company and Executive mutually desire to further amend the Agreement to extend the term of the Agreement for an additional two year period commencing on June 6, 2020 and ending on June 6, 2022; and

WHEREAS, the Company and Executive desire to maintain all of the terms and conditions of the Agreement and its incorporated exhibits except as modified herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals. The Parties acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated herein by reference.

2.	Modification of Section 3 Term. Unless earlier terminated in accordance with the provisions of the Agreement, the Term (as defined in the Agreement) of the Agreement, shall be extended for an additional two (2) years beginning on the Agreement’s current expiration date and ending on June 6, 2022.

3.	Other Provisions Unaffected. Except as expressly modified and amended herein, all terms, conditions and covenants set forth in the Agreement are hereby reaffirmed and shall remain in full force and effect and unaffected by this Second Amendment; provided, however, that to the extent of any inconsistency between the terms of this Amendment and the Agreement, this Second Amendment shall control.

4.	Counterparts. This Second Amendment may be executed in any number of counterparts and it shall not be necessary for the parties to execute any of the same counterparts hereof. Counterparts to this Second Amendment may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment to be effective as of the day and year first written above.

COMPANY

Oragenics, Inc., a Florida corporation

By:	/s/ Michael Sullivan
Name:	Michael Sullivan
Title:	Chief Financial Officer

EXECUTIVE

/s/ Alan Joslyn
Alan Joslyn